Artisan Partners Asset Management Inc. Reports September 2015 Assets Under Management
Milwaukee, WI - October 9, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of September 30, 2015 totaled $97.0 billion. Separate accounts accounted for $43.6 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $53.4 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of September 30, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	28,178
Non-U.S. Small-Cap Growth	1,254
Global Equity	718
Global Small-Cap Growth	130

U.S. Value Team
U.S. Mid-Cap Value	9,211
U.S. Small-Cap Value	1,002
Value Equity	1,586

Growth Team
U.S. Mid-Cap Growth	15,019
U.S. Small-Cap Growth	2,259
Global Opportunities	6,459

Global Value Team
Non-U.S. Value	16,016
Global Value	13,573

Emerging Markets Team
Emerging Markets	533

Credit Team
High Income	912

Developing World Team
Developing World	118

Firm Total	$96,968

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com